UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2006

Chicago Mercantile Exchange Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective as of February 6, 2006, Chicago Mercantile Exchange Inc. ("CME"), a wholly owned subsidiary of Chicago Mercantile Exchange Holdings Inc. ("CME Holdings") entered into an employment agreement with John P. Davidson III to serve as Managing Director and Chief Corporate Development Officer. The term of the agreement is from February 6, 2006 through February 6, 2009.

For his service, Mr. Davidson is entitled to an annual base salary of at least $575,000. Mr. Davidson is also eligible to receive an annual bonus under our Annual Incentive Plan. For 2006, Mr. Davidson will be entitled to a minimum guaranteed bonus of at least $431,250. The agreement also provides that Mr. Davidson is entitled to insurance, vacation and other employee benefits, including participation in our equity program, commensurate with his position in accordance with our policies for members of the Management Team in effect from time to time.

CME will also provide Mr. Davidson with relocation assistance, including but not limited to, temporary housing and moving expenses.

To secure the continued service of Mr. Davidson, the agreement provides for a retention payment of $900,000 payable in two equal installments on the first and second year anniversaries of the effectiveness of the agreement.

If the agreement is terminated because of death or disability or by CME with or without cause (as defined in the agreement), Mr. Davidson or his beneficiary will receive accrued base salary through the date of termination and other employee benefits to which he is entitled at such time in accordance with the terms of our plans and programs. In the event of termination with or without cause by CME, Mr. Davidson will forfeit any unvested or unearned compensation or long-term incentives. If Mr. Davidson’s employment is terminated without cause by CME, he will be entitled to a one time lump sum payment equal to two times his base salary as of the date of termination for the remaining term of the agreement, if any, or 24 months, whichever period is shorter and a pro rated bonus commensurate with his position as a member of CME’s Management Team.

During the term of the agreement and for one year after, Mr. Davidson may not render services to any competitor or otherwise compete with CME or solicit CME employees.

The foregoing summary of Mr. Davidson’s employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed as Exhibit 10.1 to this Current Report and is hereby incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Mercantile Exchange Holdings Inc.

February 8, 2006	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Davidson Employment Agreement